UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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External Video Transcript
August 19, 2010
Bill: Thanks for joining us. I’m Bill Kircos with Intel Corporation and today the company announced the acquisition of McAfee at 7.68 billion dollars. I’m fortunate enough to have the top brass with me today. Renee James, senior vice president of the software and services group and Dave DeWalt, CEO of McAfee.
Renee, let me start with you. What excites you about this deal?
Renee: Well, I am first of all very excited about what we can do together. As the world of connected computing continues to grow, we are adding security as one of the major focus areas for Intel, along with power and performance. We’re going to add a new “P” — Protection. And we’re very excited about the combination and innovation in security that we can make between the two companies.
Bill: Great answer. So why specifically McAfee then?
Renee: That’s a great question. We have been partners with McAfee for a long time; we’re a customer. And we’ve got a lot of experience working with Dave and his team. We’re very excited about the current product line, and some of their efforts in R&D. Just amazing people. And we think that combination with our leadership products is a really powerful thing that we can do together.
Bill: Dave, what gets you jazzed up about this and why Intel?
Dave: Well one of the things that Renee said too but first the reputation of Intel is legendary. I mean I find the innovation, the research, the development, the commitment over the years — it’s fabulous. And for McAfee, we’re pleased to be a part of that.
What you said as well. Connected devices are exploding. As the movement of the new internet from IPV4 to IPV6 changes, we’re going to trillions of devices over time. And security is really important as a part of that. So we share a similar vision and we share innovation. And it’s exciting — it’s truly exciting. And, we’re also neighbors in many locations as well.
Renee: Right — that’s what we found out.
Bill: Renee, talk to me about how security fits into our traditional business as we have a really fast growing PC business but also our growth ambitions in the mobile wireless area.
Renee: Security, as I said in my first comments, security is really important across our existing businesses both in the data center and the connection through the network through the data center and cloud as well as obviously in your PC today. As the PC market continues to expand, continues to be a great business, security is increasingly a consideration for all users. As we’ve been talking about and have made other software acquisitions are our growth businesses around mobile devices, imbedded devices and consumer electronics. All those billions of devices are going to be connected to the internet and all of them are going to need security. So we think that the technology of McAfee is applicable across all of the segments that we serve and that people use computing.
Bill: Great. Dave, I’m sure people are going to ask: Are you going to stick around? And what does this deal mean to your customers?
Dave: Oh I tell you, I can’t be more pleased with this whole thing. It’s almost like it’s a dream come true in some ways that we have a chance to fulfill our vision and our strategy. And of course I’m sticking around. I’m very excited about that. I’ll be here for a long time with Intel and I’m excited about the future of the company and excited about the future opportunity for us with security and innovation. As I said before so looking forward to it.
Dave: Last question for you Renee. What are your plans for McAfee in terms of how you’ll structure it and any message for the employees out there?
Renee: Yes. We are going to keep McAfee as a wholly owned subsidiary like we did with Wind River, which we acquired last year, and several other acquisitions that we’ve made. And we expect, as Dave just told you, that Dave and leadership team and the entire employee base will be staying with us and continuing to build great products and innovate new products as part of the Intel family.
Dave: I think that’s what’s important to add on there is that the employees are valued here. That’s what’s exciting. That’s Intel’s culture, that’s our culture, so all employees are welcome to be a part of this and I think from customers and from partners of ours, Intel has always treated them as the highest priority and we’ll be doing the same thing and, of course, innovating even more. So very exciting times for us all I think.
Bill: Terrific. Thanks and congratulations again.
Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).

McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.